Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K








INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Federated Adjustable Rate U.S. Government Fund;

We consent to the use in Post-Effective Amendment No. 15 to Registration Statement 33-41004 of Federated Adjustable Rate U.S. Government Fund of our report dated April 9, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



By:   DELOITTE & TOUCHE LLP
      Deloitte & Touche LLP
Boston, Massachusetts
April 27, 1999